O'CONNOR, BROUDE & ARONSON
                                ATTORNEYS AT LAW
                        THE BAY COLONY CORPORATE CENTER
                          ROUTE 128 AND WINTER STREET
                         950 WINTER STREET, SUITE 2300
                          WALTHAM, MASSACHUSETTS 02154

                                 --------------

                                  617-890-6600




                                                              February 21, 1997




Board of Directors
Video Update, Inc.
287 East Sixth Street
St. Paul, Minnesota 55101

Ladies and Gentlemen:

         This firm has represented Video Update, Inc., a Delaware corporation (hereinafter called the "Corporation"), in connection with the filing of the Registration Statement, as defined below.

         In our capacity as counsel to the Corporation, we are familiar with the Restated Certificate of Incorporation and the By-Laws, as amended, of the Corporation. We are also familiar with the corporate proceedings taken by the Corporation in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") covering the registration of 70,106 shares of Class A Common Stock, $.01 par value per share (the "Common Stock").

         Based upon the foregoing, we are of the opinion that:

         1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

         2. The 70,106 shares of Common Stock to be registered have been duly authorized, and are legally issued, fully paid and non-assessable.








Board of Directors
Video Update, Inc.
February 21, 1997
Page 2

         This opinion is provided solely for the benefit of the addressee hereof and is not to be relied upon by any other person or party. Nevertheless, we hereby consent to the use of this opinion and to all references to our firm in or made part of the Registration Statement and any amendments thereto.

                                              Very truly yours,

                                              O'CONNOR, BROUDE & ARONSON


                                              By: /s/ Lawrence H. Gennari
                                                  ------------------------
                                                  Lawrence H. Gennari

LHG/EPG:jac
c:       Daniel A. Potter, Chief Executive Officer